EXHIBIT 10.20


                        AMENDED AND RESTATED
                  GUARANTY AND SURETYSHIP AGREEMENT

This Amended and Restated Guaranty and Suretyship Agreement (this "Agreement" or the "Guaranty") is made as of the 17th day of June, 2004 and amended and restated as of the 30th day of September, 2007 by AMCON Distributing Company, a Delaware corporation (the "Guarantor"), in favor of Crystal Paradise Holdings, Inc., an Idaho corporation, also known as Trinity Springs, Ltd. ("CPH").

                              RECITALS

A. Trinity Springs Inc., a Delaware corporation and majority-owned subsidiary of AMCON ("TSI"), purchased substantially all of the assets of CPH pursuant to the terms of that certain Asset Purchase Agreement dated April 24, 2004, and amended on June 17, 2004 (the "Asset
Purchase Agreement").

B. In connection with the transactions contemplated by the Asset Purchase Agreement, TSI issued to CPH (a) a Promissory Note in the original principal amount of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 DOLLARS ($500,000.00) (the "Three Year Note"); (b) a Promissory Note in the original principal amount of TWO MILLION EIGHT HUNDRED TWENTY-EIGHT THOUSAND FOUR HUNDRED FORTY AND 00/100 DOLLARS ($2,828,440.00) (the "Ten Year Note"); and (c) pursuant to Section
11.1 of the Asset Purchase Agreement, certain royalty payment obligations with respect to the sale of water after the date hereof (the "Water Royalty").

C. As a condition to CPH's obligation to enter into the Asset Purchase Agreement and perform its obligations thereunder, Guarantor entered into this Agreement to guaranty TSI's payment obligations under the Three Year Note, the Ten Year Note and the Water Royalty, subject to certain limitations set forth herein.

D. In order to settle certain disputes and release each other from claims and causes of action that arose between CPH, TSI, and AMCON after the transfer of assets pursuant to the Asset Purchase Agreement, the parties hereto have entered into that certain Mutual Release and Settlement Agreement dated September 30, 2007 (the "Settlement Agreement").

E. As part of the Settlement Agreement, CPH has cancelled the Three Year Note, the Ten Year Note, the Asset Purchase Agreement and, consequently, the Water Royalty in exchange for, among other consideration, TSI issuing a new promissory note in the principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the "Note").

F.  AMCON desires to amend and restate this Guaranty to guarantee
TSI's payment obligations under the Note instead of the Three Year Note, Ten Year Note, and Water Royalty, subject to certain limitations set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

                             AGREEMENT

1. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to CPH as follows:

(a) The execution and delivery by Guarantor of this Agreement and the performance by Guarantor of its obligations hereunder do not and will not contravene or conflict with any law, regulation or rule, any license, agreement, or instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's property may be bound or affected, or any judgment, order or decree of any court of any federal, state, or local commission, board, or other administrative agency by which Guarantor or any of Guarantor's property may be bound or affected.

(b) This Agreement is the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

2. GUARANTY. Guarantor absolutely, irrevocably and unconditionally guarantees the prompt payment when due of all amounts under the Note, in accordance with its terms, to CPH, including, without limitation, costs of collection, which shall include reasonable attorneys fees (collectively referred to herein as the "Obligations"). Notwithstanding anything to the contrary contained herein, to satisfy the Obligations when due, CPH shall be entitled to make a claim against all or any portion of the assets of Guarantor. Guarantor further agrees that:

(a) This Guaranty is in all respects continuing, absolute, and unconditional.

(b) This Guaranty is a guaranty of both performance and payment when due, and not of collection.

(c) CPH may, from time to time, at CPH's sole discretion and without notice to Guarantor, take any or all of the following actions:

  (i) Accept a security interest in any property to secure payment of any or all of the Obligations;

  (ii) Obtain the primary or secondary obligation of any third party in addition to the Guarantor with respect to any or all of the Obligations;

  (iii) Release, compromise, extend, alter, or modify any of the Obligations or any obligation of any nature of any other obligor with respect to any of the Obligations;

  (iv) Release, compromise, or extend any obligation of Guarantor hereunder;

  (v) Release any security interest in, or surrender, release, or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or release, compromise, extend, alter, or modify any obligation of any nature of any obligor with respect to any such property; and

  (vi) Resort to or proceed against Guarantor for performance or payment of any of the Obligations whether or not CPH shall have proceeded against TSI or any other obligor primarily or secondarily obligated with respect to any of the Obligations, shall have resorted to any property securing any of the Obligations or any obligation hereunder, or shall have pursued any other remedy.

(d) As between CPH and the Guarantor, any amounts received by CPH from whatever source on account of any Obligation (arising by whatever means) shall be applied by CPH toward the payment of any Obligation then due and payable, in the following order:

 (i) To Obligations that have matured; provided that if the payment is insufficient to pay all Obligations that have matured, pro rata between the matured Obligations according to the relative principal amounts due thereunder; and

  (ii) If no Obligations are matured and unpaid, then pro rata between the unmatured Obligations according to the relative principal amounts due thereunder.

Notwithstanding any performance or payments made by or for the account of Guarantor pursuant to this Guaranty, Guarantor will not be subrogated to any rights of CPH until such time as CPH shall have received performance and payment in full of all of the Obligations and performance of all obligations of the Guarantor hereunder. Without limiting the generality of the foregoing, if CPH is required at any time to return all or part of any payment applied by CPH to the payment of the Obligations or any costs or expenses covered by this Guaranty, whether by virtue of the insolvency, bankruptcy, or reorganization of Guarantor or otherwise, the Obligations to which the returned payment was applied shall be deemed to have continued in existence and this Guaranty shall continue to be effective or to be reinstated, as the case may be, as to such Obligations, as though such payment had not been received and such application by CPH had not been made.

(e)  Guarantor waives:
  (i)  Notice of the acceptance by CPH of this Guaranty;

  (ii) Notice of the existence, creation, release, compromise, extension, alteration, modification, non-performance, or non-payment of any or all of the Obligations;
 (iii) Presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and

  (iv) All diligence in collection of or realization upon any payments on, or assurance of performance of, any of the Obligations or any obligation hereunder, or in collection on, realization upon, or protection of any security for, or guaranty of, any of the Obligations or any obligation hereunder.

(f) As between the Guarantor and CPH, CPH may assign or otherwise transfer the right to receive performance of or payment upon any of the Obligations to any third party.

3. OCCURRENCE OF DEFAULT. Notwithstanding anything in this Agreement to the contrary, CPH will not make any demand for payment or performance hereunder against Guarantor and Guarantor shall not be obligated to pay or perform any obligation hereunder unless an "Event of Default" has occurred under the Note.

4. NOTICES. All notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by messenger, by overnight delivery service, or by facsimile (receipt confirmed), or mailed by first class certified mail, return receipt requested; if to the Guarantor, at: 7405 Irvington Road, Omaha, Nebraska 68122, attention: Chief Financial Officer, facsimile number (402) 331-4834, and if to CPH, at: c/o Hawley Troxell Ennis & Hawley LLP, 877 W. Main St., Suite 1000, Boise, ID 83702, attention:
Thomas Chandler, facsimile number (208) 342-3829, or in each case to such other address respectively as the party shall have specified by notice to the other.

5. INTEGRATION, ASSIGNMENT, MODIFICATION, PAYMENT OF EXPENSES AND CONSTRUCTION. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements between the Guarantor and CPH with respect to the subject matter herein. This Guaranty may not be assigned by Guarantor without the prior written consent of CPH, which may be withheld for any reason whatsoever. Subject to the foregoing, this Guaranty will inure to the benefit of CPH, and be binding upon Guarantor, and its successors and assigns. This Guaranty may be amended or modified only by a writing signed by Guarantor and CPH.
The Guarantor shall pay all of CPH's expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys'
fees) in enforcing or endeavoring to realize upon this Guaranty which is not paid when due. The unenforceability or invalidity of any provision of this Guaranty shall not affect the validity of the remainder of this Guaranty.

6. WAIVER. The failure of CPH to insist upon strict performance of any of the terms, conditions, agreements, or covenants in this Guaranty in any one or more instances shall not be deemed to be a waiver by CPH of its rights to enforce thereafter any of such terms, conditions, agreements, or covenants. Any waiver by CPH of any of the terms, conditions, agreements, or covenants in this Guaranty must be in writing signed by CPH.

7. APPLICABLE LAW. This Guaranty will be governed by, and construed and interpreted in accordance with, the laws of state of Idaho.

8. SECTION HEADINGS. The section headings used in this Guaranty are for the convenience of CPH and the Guarantor only and shall not affect the construction or interpretation of the provisions of this Guaranty.

[signature page to follow]

Guarantor has executed this Amended and Restated Guaranty and Suretyship Agreement as of September 30, 2007.

AMCON DISTRIBUTING COMPANY


Name: /s/ Andrew C. Plummer
Title:  Chief Financial Officer